UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information in Item 3.02 below is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information in Item 3.02 below is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 30, 2019, International Isotopes Inc. (the “Company”) entered into a promissory note agreement with a group of individuals, including Christopher Grosso, a director of the Company, Steve Laflin, the Chief Executive Officer and a director of the Company, and two significant stockholders of the Company, pursuant to which the Company borrowed $1,000,000 (the “Promissory Note”). The Promissory Note bears interest at 4% per annum, payable at maturity, and matures on December 31, 2022. The Promissory Note contains customary terms and covenants, including events of default for non-payment of the Promissory Note. The Promissory Note is secured by certain assets of the Company.

In connection with the Promissory Note, the lenders were issued Class O warrants to purchase an aggregate of 30,000,000 shares of the Company’s common stock, at an exercise price of $0.045 per share. The Class O warrants are immediately exercisable and expire on December 30, 2024. The Class O warrants were issued pursuant to the exemptions from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: January 6, 2020	By:	/s/ Steve T. Laflin
Steve Laflin President and Chief Executive Officer

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